EXHIBIT 5
                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                      WRITER'S EMAIL
(202) 274-2000                                            rpomerenk@luselaw.com


October 4, 2006

Board of Directors
PSB Holdings, Inc.
40 Main Street
Putnam, Connecticut 06260

                    Re: PSB Holdings, Inc. 2005 Stock-Based Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of PSB Holdings, Inc. (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (the "Stock Incentive Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Incentive Plan and shares of Common Stock granted under the Stock Incentive Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                Very truly yours,


                                ---------------------------------
                                /s/ Luse Gorman Pomerenk & Schick

                                LUSE GORMAN POMERENK & SCHICK
                                A Professional Corporation